UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)        April 15, 2005

Mac-Gray Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

22 Water Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

(617) 492-4040
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 15, 2005, Mac-Gray Services, Inc., a wholly-owned subsidiary of Mac-Gray Corporation, a Delaware corporation (“Mac-Gray”), entered into a Purchase and Sale Agreement (the “Agreement”) with Catamount Management Corporation, a Massachusetts corporation (“Catamount”), pursuant to which Mac-Gray will sell its Cambridge, Massachusetts headquarters for the cash price of $11,750,000.  The transaction will be finalized following the expiration of the buyer’s 45-day due diligence period during which Catamount may withdraw from the transaction if it not satisfied with the results of its due diligence.

The Agreement contains customary provisions with respect to the sale of commercial real estate and additionally provides that Mac-Gray may lease back portions of or all of the facility for an undetermined period of time while it relocates its corporate, warehouse and branch operations currently located at the property.

Proceeds of the sale will be used to repay the $3.8 million balance of the mortgage loan on the property and reduce senior debt.

Item 9.01               Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description

10.1*	Purchase and Sale Agreement By and Between Mac-Gray Services, Inc. and Catamount Development Corporation dated as of April 15, 2005

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAC-GRAY CORPORATION

Date: April 21,2005	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Purchase and Sale Agreement By and Between Mac-Gray Services, Inc. and Catamount Development Corporation dated as of April 15, 2005

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.